UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): December 15, 2021

INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	IOR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company []

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[]

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Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of December 16, 2021, the Board of Directors of Income Opportunity Realty Investors, Inc. (the “Company” or the “Issuer” or “IOR”) appointed Bradley J. Muth, age 61, President and Chief Executive Officer of the Company. Mr. Muth most recently, from July 2019 to September 2021, was Senior Managing Director, Capital Markets and Development of ValueRock Realty Partners, an Irvine, California based national real estate investment services firm, focusing on value-ad commercial real estate throughout California, Hawaii and Arizona. Prior thereto, from December 2014 to June 2019, he was Senior Managing Director, Portfolio and Asset Management of Madison Marquette, a leading commercial real estate investment manager, service provider, developer and operator of real property based in San Francisco, California and Washington, DC. From 2012 to 2014, he was Chief Investment Officer of Buckingham Companies, a real estate investment firm engaged in the multifamily sector. Mr. Muth, from 1994 to 2012, was Managing Principal or Senior Managing Partner of ING/Concert Realty Partners, a real estate investment and operations firm. He has been engaged in the real estate industry for more than 30 years. He is also a certified public accountant (1984).

Also as of December 16, 2021, the Board of Directors of the Company appointed Erik L. Johnson, age 53, Executive Vice President and Chief Financial Officer of the Company. Mr. Johnson has been Executive Vice President and Chief Financial Officer (since August 17, 2020) of Transcontinental Realty Investors, Inc. (“TCI”) and American Realty Investors, Inc. (“ARL”), both of whose Common Stock is listed and traded on the New York Stock Exchange (the “NYSE”). He is also Chief Financial Officer (since July 1, 2020) of Pillar Income Asset Management, LLC (“Pillar”). Mr. Johnson, a Certified Public Accountant, was most recently Vice President of Financial Reporting of The Macerich Company (NYSE:MAC) in Santa Monica, California, a position he held for more than the past five years, from 2005 through June 2020. Mr. Johnson was, from 2001-2005, Controller/Chief Accounting Officer of North American Scientific, Inc. (NASDAQ:NASI), based in Los Angeles, California, and, from 2000-2001, he was Controller of Launch Media, Inc. (NASDAQ:LAUN) in Santa Monica, California.

Item 5.07 - Submission of Matters to the Vote of Security Holders

On December 15, 2021, the Annual Meeting of Stockholders of Income Opportunity Realty Investors, Inc. (“IOR” or the “Issuer” or the “Registrant”) was held, following a solicitation of proxies, pursuant to a Notice of Annual Meeting and related Proxy Statement, dated November 9, 2021, distributed in accordance with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended. On the record date of November 8, 2021, a total of 4,168,214 shares of Common Stock were outstanding, with each share entitled to cast one vote.

At the meeting, proxies representing at least 3,799,350 shares (91.15% of the outstanding) appeared and were cast, thereby establishing a quorum present in person or by proxy. It was noted that, of the 4,168,214 outstanding shares of Common Stock, 3,161,297 shares are held in DTC/CEDE accounts.

At the Annual Meeting, which involved the election of directors, the following named persons received the number of votes cast for, against or withheld, as well as the number of abstention and broker non-votes:

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Name	No. of Votes For	Of Shares Voted, % For	No. of Votes Withheld	No. of Votes Abstained	Broker Non- Votes
Henry A. Butler	3,686,998	97.04%	101,632	—	10,720
Robert A. Jakuszewski	3,686,457	97.03%	102,173	—	10,720
Ted R. Munselle	3,687,040	97.04%	101,590	—	10,720
Raymond D. Roberts, Sr.	3,686,307	97.02%	102,323	—	10,720

All of the nominees named above, each of which is currently a director of the Registrant, were elected at such Annual Meeting.

The only other matter presented at the Annual Meeting was the ratification of the appointment of Swalm & Associates, P.C. as the independent registered public accounting firm for the Registrant for the fiscal year ending December 31, 2021, and any interim period. A total of 3,727,309 votes were cast FOR, 68,513 votes were cast AGAINST, and 3,528 votes ABSTAINED from voting with respect to such proposal. There were no broker non-votes.

The Annual Meeting of the Board of Directors was held on the following day, December 16, 2021. At such meeting, Henry A. Butler was reelected Chairman of the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 17, 2021

INCOME OPPORTUNITY REALTY INVESTORS, INC.

By:	/s/ Erik L. Johnson
Erik L. Johnson
Executive Vice President
and Chief Financial Officer